Exhibit 4.1

EXECUTION VERSION

MEAD JOHNSON NUTRITION COMPANY,

as Issuer,

RECKITT BENCKISER GROUP PLC,

as Guarantor

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

4.90% Notes due 2019

3.000% Senior Notes due 2020
4.125% Senior Notes due 2025
5.90% Notes due 2039
4.60% Senior Notes due 2044

FOURTH SUPPLEMENTAL INDENTURE

Dated as of June 15, 2017

to

Indenture Dated as of November 1, 2009

Debt Securities

FOURTH SUPPLEMENTAL INDENTURE, dated as of June 15, 2017, (this “Fourth Supplemental Indenture”), among Mead Johnson Nutrition Company, a Delaware corporation (the “Company”), Reckitt Benckiser Group plc, a company incorporated pursuant to the laws of England and Wales (the “Reckitt Benckiser Parent Guarantor”) and The Bank of New York Mellon Trust Company, N.A., a national banking association (the “Trustee”).

Recitals of The Company

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of November 1, 2009 (the “Base Indenture”), amended, supplemented and modified by (i) a supplemental indenture thereto, dated as of November 5, 2009 (the “First Supplemental Indenture”), providing for the establishment of three series of securities known as the: (a) 3.50% Notes due 2014, (b) 4.90% Notes due 2019 (the “2019 Notes”) and (c) 5.90% Notes due 2039 (the “2039 Notes”); (ii) a supplemental indenture thereto, dated as of May 13, 2014 (the “Second Supplemental Indenture”), providing for the establishment of a series of securities known as the 4.60% Senior Notes due 2044 (the “2044 Notes”); and (iii) a supplemental indenture thereto, dated as of November 3, 2015 (the “Third Supplemental Indenture,” collectively with the First Supplemental Indenture and the Second Supplemental Indenture, the “Existing Supplemental Indentures”), providing for the establishment of two series of securities known as the: (a) 3.000% Senior Notes due 2020 (the “2020 Notes”) and (vi) 4.125% Senior Notes due 2025 (the “2025 Notes,” collectively with the 2019 Notes, the 2020 Notes, the 2039 Notes and the 2044 Notes, the “Securities”), the form, substance, terms, provisions and conditions of which were set forth in the Base Indenture and the applicable Existing Supplemental Indenture (the Base Indenture, as amended, supplemented and modified by the Existing Supplemental Indentures or otherwise from time to time, shall be referred to herein as the “Indenture”);

WHEREAS, Marigold Merger Sub, Inc., a wholly owned subsidiary of the Reckitt Benckiser Parent Guarantor, merged with and into the Company, with the Company being the continuing corporation under Section 8.1 of the Indenture (the “Merger”), and the Company became a wholly owned subsidiary of the Reckitt Benckiser Parent Guarantor;

WHEREAS, Reckitt Benckiser Parent Guarantor has agreed to execute and deliver to the Trustee this Fourth Supplemental Indenture pursuant to which the Reckitt Benckiser Parent Guarantor shall fully and unconditionally guarantee all of the Company’s obligations under the Securities and the Indenture on the terms and conditions set forth herein; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Fourth Supplemental Indenture; all the conditions and requirements necessary to make this Fourth Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled; and the execution and delivery of this Fourth Supplemental Indenture have been duly authorized in all respects.

NOW THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:  For and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Reckitt Benckiser Parent Guarantor and the Trustee mutually covenant and agree for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities as follows:

ARTICLE 1

RELATION TO THE BASE INDENTURE; DEFINITIONS; RULES OF CONSTRUCTION

Section 1.1                                    Relation to the Base Indenture.  This Fourth Supplemental Indenture constitutes an integral part of the Base Indenture.

Section 1.2                                    Definitions.  All terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Section 1.3                                    Rules of Construction.  For all purposes of this Fourth Supplemental Indenture, except as expressly provided or unless the context otherwise requires:

(a)                                 capitalized terms used herein without definition shall have the meanings specified in the Base Indenture;

(b)                                 all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Fourth Supplemental Indenture;

(c)                                  the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Fourth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

(d)                                 in the event of a conflict with the definition of terms in the Base Indenture, the definitions in this Fourth Supplemental Indenture shall control.

ARTICLE 2

THE GUARANTEE

Section 2.1                                    Agreement to Guarantee.  The Reckitt Benckiser Parent Guarantor hereby fully and unconditionally guarantees to the Holders from time to time of the Securities and to the Trustee the full and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of, premium, if any, on and interest on each series of Securities and any other amounts due and payable with respect to the Indenture and the Securities under Section 6.7 of the Indenture (collectively, the “Obligations”), according to the terms of the Securities and as set forth in the Indenture, as applicable, in each case subject to any applicable grace period or notice requirement or both (the “Reckitt Benckiser Parent Guarantee”). The Reckitt Benckiser Parent Guarantee constitutes a guarantee of payment and not of collection.

Section 2.2                                    Guarantee Absolute.

The Reckitt Benckiser Parent Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Indenture and the Securities, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Holders of the Securities with respect thereto. The liability of the Reckitt Benckiser Parent Guarantor under the Reckitt Benckiser Parent Guarantee shall be absolute and unconditional irrespective of:

(a)                                 any lack of validity or enforceability of the Indenture, the Securities or any other agreement or instrument relating thereto;

(b)                                 any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Indenture; or

(c)                                  any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor (other than a defense of payment in full).

The obligation of the Reckitt Benckiser Parent Guarantor to make any payment hereunder may be satisfied by causing the Company to make such payment.

Section 2.3                                    Termination of Reckitt Benckiser Parent Guarantee. The Reckitt Benckiser Parent Guarantee shall automatically terminate and be released, and the obligations of the Reckitt Benckiser Parent Guarantor under the Reckitt Benckiser Parent Guarantee shall cease to exist, with respect to a particular series of Securities, upon payment in full of the Obligations with respect to such series of Securities.

Section 2.4                                    Reinstatement. The Reckitt Benckiser Parent Guarantor hereby agrees that the Reckitt Benckiser Parent Guarantee provided hereunder shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder of the Securities to the Company upon the bankruptcy or insolvency of the Company.

Section 2.5                                    Waiver; Subrogation; Ranking.

(a)                                 The Reckitt Benckiser Parent Guarantor hereby waives all setoffs and counterclaims, notice of acceptance of this Reckitt Benckiser Parent Guarantee, diligence, presentment, demand of payment, filing of claims with a court in the event of merger or insolvency or bankruptcy of the Company, any right to require a proceeding filed first against the Company, protest or notice with respect to the Securities or the indebtedness evidenced thereby and all demands whatsoever.

(b)                                 The Reckitt Benckiser Parent Guarantor shall be subrogated to all rights of the Trustee or the Holders of any Securities against the Company in respect of any amounts paid to the Trustee or such Holder by the Reckitt Benckiser Parent Guarantor pursuant to the provisions of the Reckitt Benckiser Parent Guarantee; provided, however, that the Reckitt Benckiser Parent Guarantor waives any right to enforce, or to receive any payments arising out of, or based upon, such right of subrogation until all Obligations shall have been paid in full. The Reckitt Benckiser Parent Guarantor acknowledges that it will receive direct and indirect benefits from the Merger and that the waiver set forth in this Section 2.5(b) is knowingly made in contemplation of such benefits.

(c)                                  The Reckitt Benckiser Parent Guarantor covenants and agrees that its obligation to make payments of the Obligations hereunder constitutes a senior unsecured, unsubordinated obligation of the Reckitt Benckiser Parent Guarantor ranking pari passu with all existing and future senior indebtedness of the Reckitt Benckiser Parent Guarantor and senior in right of payment to all existing and future subordinated indebtedness of the Reckitt Benckiser Parent Guarantor.

Section 2.6                                 Remedies.  The rights of the Holders of the Securities to enforce or institute any action under the Reckitt Benckiser Parent Guarantee, or to direct the Trustee to do so, shall be subject to the terms of the Indenture (including Article 5 thereof). The Reckitt Benckiser Parent Guarantor hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on any Securities whether at stated maturity, by acceleration or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Securities, subject to the terms and conditions set forth in the Indenture, directly against the Reckitt Benckiser Parent Guarantor to enforce the Reckitt Benckiser Parent Guarantee without first proceeding against the Company.

Section 2.7                                    Transfer of Interest. The Reckitt Benckiser Parent Guarantee shall be binding upon the Reckitt Benckiser Parent Guarantor and its successors and assigns, and shall inure to the benefit of and be enforceable by any Holder of Securities, the Trustee, and by their respective successors, transferees and assigns, pursuant to the terms hereof. The Reckitt Benckiser Parent Guarantee shall not be deemed to create any right in, or to be in whole or in part for the benefit of, any other person.

Section 2.8                                    Amendment. Notwithstanding anything to the contrary in the Indenture, with the consent (evidenced as provided in Section 9.2 of the Indenture) of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities of each series affected, the Company and the Reckitt Benckiser Parent Guarantor, when authorized by or pursuant to a resolution of its respective Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture (which shall, but only to the extent applicable, conform to the provisions of the Trust Indenture Act as shall be in force at the date of execution of such supplemental indenture or indentures) for the purpose, with respect to

Securities of such series, of adding any provisions to or changing in any manner or eliminating any of the provisions of this Fourth Supplemental Indenture (including, but not limited to, the Reckitt Benckiser Parent Guarantee).

ARTICLE 3

MISCELLANEOUS PROVISIONS

Section 3.1                                    Ratification.  The Base Indenture, as supplemented by this Fourth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 3.2                                    Counterparts.  This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 3.3                                    Governing Law.  THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

Section 3.4                                    Trustee. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture.  The recitals herein are deemed to be those of the Company and of Reckitt Benckiser Parent Guarantor and not of the Trustee.

Section 3.5.                                 No Recourse Against Others. A director, officer, employee, stockholder, partner or other owner of the Reckitt Benckiser Parent Guarantor, as such, shall not have any liability for any obligations of the Reckitt Benckiser Parent Guarantor under this Fourth Supplemental Indenture, including the Reckitt Benckiser Parent Guarantee, or for any claim based on, in respect of or by reason of such obligations or their creation.

Section 3.6                                    Separability.  In case any provision in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, (i) the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the fullest extent permitted by law and (ii) the Company, the Reckitt Benckiser Parent Guarantor and the Trustee shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 3.7                                    Notices, Etc., to the Reckitt Benckiser Parent Guarantor.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by the Indenture to be made upon, given or furnished to, or filed with, the Reckitt Benckiser Parent Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid to the Reckitt Benckiser Parent Guarantor addressed to the address last furnished in writing to the Trustee by the Reckitt Benckiser Parent Guarantor, or, if no such address has been furnished, to Reckitt Benckiser Group plc, 103-105 Bath Road, Slough, Berkshire SL1 3UH, Attention: Simon Neville - Group Treasury Director. All requests and other communications shall be deemed to have been duly given three business days after being deposited in the mail if mailed postage prepaid.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first above written.

MEAD JOHNSON NUTRITION COMPANY

By
Name:	Patrick M. Sheller
Title:	Senior Vice President and General Counsel for Mead Johnson Nutrition Company

RECKITT BENCKISER GROUP PLC

By
Name:
Title:

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By
Name:
Title:

[Signature page to Fourth Supplemental Indenture]